Exhibit 99.1

CENTURY METALS & SUPPLIES, INC.

■	Table of Contents

INDEPENDENT AUDITORS' REPORT

April 28, 2025

Stockholders

Century Metals & Supplies, Inc.

Miami, Florida

Opinion

We have audited the financial statements of Century Metals & Supplies, Inc. (the "Company"), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of income, stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements (the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Century Metals & Supplies, Inc. as of December 31, 2024 and 2023, and the results of its operations and cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America ("GAAS"). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Supplementary Information

The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information, which is the responsibility of management, was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The supplementary information has not been subjected to the auditing procedures applied in our audits of the basic financial statements and, accordingly, we do not express an opinion nor provide any assurance on it.

CENTURY METALS & SUPPLIES, INC.

■	Balance Sheets

	December 31
	2024	2023
ASSETS
Current assets
Cash	$1,786,815	$1,802,827
Restricted cash	2,811,200	1,351,200
Accounts receivable	14,976,808	7,623,471
Inventory	33,978,764	29,202,593
Prepaid expenses and other	5,205,244	5,896,075

Total current assets	58,758,831	45,876,166

Net property and equipment	1,688,046	1,769,108
Net operating lease right-of-use assets	7,878,019	6,554,291
Deposits	259,482	409,482

Total assets	$68,584,378	$54,609,047

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$14,665,131	$7,606,485
Short-term bank borrowings	15,349,523	12,125,882
Current portion of long-term debt	244,093	296,864
Current portion of operating lease obligations	1,290,027	672,791
Accrued expenses	2,565,152	2,521,485
Note payable to related party	500,000	500,000
Due to affiliate	400,000	400,000

Total current liabilities	35,013,926	24,123,507

Long-term debt, net of current portion	486,193	569,155
Operating lease obligations, net of current portion	6,649,425	5,931,825

Total liabilities	42,149,544	30,624,487

Stockholders' equity
Class A voting common stock $.10 par value; 500 shares authorized, 80 shares issued and outstanding	8	8
Class B non-voting common stock $.10 par value; 4,500 shares authorized, 20 shares issued and outstanding	2	2
Additional paid-in capital	990	990
Retained earnings	26,433,834	23,983,560

Total stockholders' equity	26,434,834	23,984,560

Total liabilities and stockholders' equity	$68,584,378	$54,609,047

The accompanying notes are an integral part of these financial statements.

CENTURY METALS & SUPPLIES, INC.

■	Statements of Income

	Year Ended December 31
	2024	2023
Net sales	$98,846,478	$103,757,562

Cost of sales	80,493,604	85,721,835

Gross profit	18,352,874	18,035,727

General and administrative expenses	13,134,741	12,869,517

Operating income	5,218,133	5,166,210

Other (expense) income
Interest expense	(1,200,268)	(1,033,501)
Interest income	30,911	5,427
Other	19,015	18,814

Other expense, net	(1,150,342)	(1,009,260)

Net income	$4,067,791	$4,156,950

The accompanying notes are an integral part of these financial statements.

CENTURY METALS & SUPPLIES, INC.

■	Statements of Stockholders' Equity

	Common Stock		Additional Paid-In	Retained	Total Stockholders'
	Class A	Class B	Capital	Earnings	Equity

Balances, January 1, 2023	$8	$2	$990	$25,655,052	$25,656,052

Net income	-	-	-	4,156,950	4,156,950

Distributions	-	-	-	(5,828,442)	(5,828,442)

Balances, December 31, 2023	8	2	990	23,983,560	23,984,560

Net income	-	-	-	4,067,791	4,067,791

Distributions	-	-	-	(1,617,517)	(1,617,517)

Balances, December 31, 2024	$8	$2	$990	$26,433,834	$26,434,834

The accompanying notes are an integral part of these financial statements.

CENTURY METALS & SUPPLIES, INC.

■	Statements of Cash Flows

	Year Ended December 31
	2024	2023
Cash flows from operating activities
Net income	$4,067,791	$4,156,950
Adjustments to reconcile net income to net cash from operating activities
Credit losses	86,367	391,017
Depreciation and amortization	292,346	283,271
Non-cash lease expense	1,092,912	713,261
Changes in operating assets and liabilities which (used) provided cash
Accounts receivable	(7,439,704)	4,121,755
Related party receivables	-	(313,979)
Inventory	(4,776,171)	10,371,947
Prepaid expenses and other assets	690,831	(5,698,369)
Accounts payable	7,058,646	(1,972,941)
Operating lease obligations	(1,081,804)	(700,706)
Accrued expenses	43,667	(313,734)

Net change in cash from operating activities	34,881	11,038,472

Cash flows from investing activities
Purchases of property and equipment	(211,284)	(284,362)
Change in deposits	150,000	(170,000)

Net change in cash from investing activities	(61,284)	(454,362)

Cash flows from financing activities
Net short-term bank borrowings (repayments)	3,223,641	(2,331,309)
Repayments of long-term debt	(135,733)	(1,585,479)
Distributions	(1,617,517)	(5,828,442)

Net change in cash from financing activities	1,470,391	(9,745,230)

Net change in cash and restricted cash	1,443,988	838,880

Cash and restricted cash, beginning of year	3,154,027	2,315,147

Cash and restricted cash, end of year	$4,598,015	$3,154,027

Reconciliation to Balance Sheets
Cash	$1,786,815	$1,802,827
Restricted cash	2,811,200	1,351,200

Cash and restricted cash, end of year	$4,598,015	$3,154,027

Supplemental disclosures of cash flows information
Interest paid during the year	$1,200,300	$1,033,500

The accompanying notes are an integral part of these financial statements.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Century Metals & Supplies, Inc. (the "Company"), which is incorporated in the state of Florida, operates from its headquarters in Miami with a second location in Orlando. The Company services major original equipment manufacturers, operating in industries such as appliances, computers, electronics, construction, and others, located in the Southeastern United States and Puerto Rico.

Entities Under Common Control

Accounting principles generally accepted in the United States of America permit the Company to elect, when certain conditions exist, not to apply variable interest entity guidance to an entity operating under common control with the Company. Management has determined that these conditions were met by the Company and, as a result, the Company has elected not to apply the VIE guidance to entities affiliated through common control.

Concentration Risks

Sales to a major customer accounted for $10,872,112 of net sales (11%) for 2024, and $12,520,206 of net sales (12%) for 2023. Accounts receivable due from this customer amounted to $659,489 and $598,127 at December 31, 2024 and 2023, respectively. The loss of this customer could adversely affect short-term operating results.

Purchases from two major vendors accounted for $26,680,395 of cost of sales (28%) for 2024, and $20,422,109 of cost of sales (21%) for 2023. Accounts payable due to these vendors amounted to $1,050,905 and $1,303,575 at December 31, 2024 and 2023, respectively. The loss of these vendors could adversely aﬀect short-term operating results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting year. Actual results could differ from those estimates.

Cash

Cash consists of demand deposits in banks. The Company maintains its deposits in amounts which, at times, may exceed federally insured limits, in several local financial institutions. Management does not believe the Company is exposed to any significant interest rate or other financial risk as a result of these deposits.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Restricted Cash

Restricted cash is maintained in accordance with a letter of credit guaranty with a financial institution.

Revenue from Contracts with Customers

The Company purchases coils of different metals from various domestic and international suppliers, processes them into finished sheets, and resells to customers. Revenue is measured based on the amount of consideration that the Company expects to receive. Management has determined that each order of product placed by an individual customer represents a separate performance obligation. Risk of loss and title typically pass at time of shipment to the customer; as such, revenue is recognized at the point in time when the products are shipped. The Company does not include sales and other taxes in the transaction price and thus does not report these amounts as revenue. In addition, the Company has certain programs which under specified conditions, enable customers to return defective products.

The Company is required to assess whether it acts as a principal in the transaction or as an agent acting on behalf of the customer. Revenue for transactions where the Company is considered to be the agent is recorded net in the statements of income.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms generally requiring payment within 30 to 60 days from the invoice date. No collateral or other security is required to support accounts receivable, which are stated at the amounts billed and due from customers less an allowance for expected credit losses. None of the Company's contracts have a significant financing component. Management estimates an allowance for expected credit losses based on the amount it expects to collect from customers, based on the length of time the receivables have been outstanding, historical collection experience, current market conditions and forecasted economic and business environments. Balances that are still outstanding after management has used reasonable collection efforts are written off against the allowance for credit losses. The expense associated with the allowance for credit losses of $86,367 and $391,017 for the years ended December 31, 2024 and 2023, respectively, is recognized in general and administrative expenses. At December 31, 2024 and 2023, the allowance related to these receivables was not material.

Accounts receivable were as follows for the years ended December 31:

	2024	2023

Accounts receivable, beginning of year	$7,623,471	$12,136,243
Accounts receivable, end of year	$14,976,808	$7,623,471

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Inventory

Inventory, which consists of finished goods, is stated at the lower of cost, principally determined using the first-in, first out method ("FIFO"), or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation.

Property and Equipment

Property and equipment is stated at cost. Major improvements and renewals are capitalized while ordinary maintenance and repairs are expensed. Management reviews these assets for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. Depreciation, which includes amortization of leasehold improvements, is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 20 years.

Leases

The Company determines if an arrangement is a lease at inception and considers classification of leases as operating or finance.

Operating lease right-of-use ("ROU") assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company's leases do not provide an implicit rate, the Company uses (the risk-free rate) based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and initial direct costs incurred and excludes lease incentives. The Company's lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Variable rent payments are expensed as incurred. The Company's variable lease payments primarily consist of real estate, maintenance and usage charges.

The Company has elected to exclude short-term leases from the recognition requirements of Accounting Standards Codification ("ASC") 842, Leases. A lease is short-term if, at the commencement date, it has a term of less than or equal to one year. Lease expense related to short-term leases is recognized on a straight- line basis over the lease term.

The Company has also elected to combine lease and non-lease components when measuring lease liabilities for vehicle and equipment leases.

The Company has elected the practical expedient for private companies in the lease standard to use the written terms and conditions of related party arrangements between entities under common control to determine whether an arrangement contains a lease and how the lease is classified.

Management reviews these ROU assets for impairment whenever events or circumstances indicate that their carrying values may not be fully recoverable.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Income Taxes

The stockholders have elected for the Company to be taxed as an "S" Corporation under the provisions of Internal Revenue Code Section 1362, whereby federal taxable income and certain tax credits are passed directly to the stockholders for inclusion in their personal income tax returns. Some states and localities assess income taxes at the entity level for "S" Corporations. Though federal income taxes are not provided for in these financial statements, applicable state and local income taxes are provided as a component of general and administrative expenses.

Management has analyzed the Company's income tax filing positions in the federal and state jurisdictions where it is required to file income tax returns, for all open tax years in these jurisdictions, to identify potential uncertain tax positions. The Company reports interest and penalties attributable to income taxes, to the extent they arise, as a component of operating expenses. As of December 31, 2024, there are no uncertain income tax positions taken or expected to be taken that would require recognition of a liability or disclosure in these financial statements. While the Company is subject to routine audits by taxing jurisdictions, there are currently no audits for any tax periods in progress.

Subsequent Events

In preparing these financial statements, management has evaluated, for potential recognition or disclosure, significant events or transactions that occurred during the period subsequent to the most recent balance sheet presented herein, through the date these financial statements were available to be issued.

2.	PROPERTY AND EQUIPMENT

Net property and equipment consists of the following amounts at December 31:

	2024	2023
Property and equipment
Warehouse equipment	$2,272,099	$2,272,099
Leasehold improvements	929,388	929,388
Transportation equipment	907,485	732,503
Furniture and fixtures	133,685	133,685
Information technology	40,495	40,495

Total	4,283,152	4,108,170
Less accumulated depreciation and amortization	2,595,106	2,339,062

Net property and equipment	$1,688,046	$1,769,108

Depreciation and amortization expense was $292,346 and $283,271 in 2024 and 2023, respectively.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

3.	DEBT

Short-term Bank Borrowings

Short-term bank borrowings consist of outstanding draws on a $16,500,000 revolving line of credit (the "line") available to support working capital needs. Interest is charged at the one-month Secured Overnight Financing Rate ("SOFR") plus 2.50% (effective rate of 6.99% and 7.86% at December 31, 2024 and 2023, respectively). Borrowings are subject to a borrowing base calculation of the percentage of insured and uninsured accounts receivable as well as inventory, as defined. Borrowings are collateralized by all Company assets and the assets of an affiliate related by common control (see Note 5). The Company must maintain certain financial and other covenants including but not limited to a minimum debt service coverage ratio and leverage ratio, as defined in the agreement. The line matures in November 2025.

Long-term Debt

Long-term debt consists of the following obligations at December 31:

	2024	2023
Note payable to investor; fixed interest of 6.00%; monthly principal and interest payments of $20,833; unsecured; maturing September 2025.	$93,750	$207,084

Note payable to bank; variable interest rate at the one-month SOFR plus 2.50% (effective rate of 6.99% and 7.86% at December 31, 2024 and 2023, respectively) adjusted monthly; principal monthly payments of $7,143; collateralized by Company assets; maturing February 2029.	361,405	450,000

Notes payable to a finance company; interest ranging from 2.50% to 8.79% per annum; payable in 48 to 72 monthly payments ranging from $2,531 to $3,375; collateralized by equipment; maturity dates ranging from March 2026 to July 2030.	275,131	208,935

Total long-term debt	730,286	866,019
Less current portion	244,093	296,864

Long-term debt, less current portion	$486,193	$569,155

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Scheduled annual principal maturities of long-term debt for each of the five years succeeding December 31, 2024 and thereafter, are summarized as follows:

Year	Amount

2025	$244,093
2026	148,396
2027	88,588
2028	96,110
2029	135,916
Thereafter	17,183

Total	$730,286

The borrowing agreements contain certain customary affirmative and restrictive covenants which require the Company to, among other stipulations, maintain certain insurance coverage and furnish a calculation of leverage ratio and actual debt service coverage for the prior 12-month period.

4.	LEASES

The Company leases office and warehouse space in Miami, Orlando and Tampa, as well as certain equipment. The office and warehouse in Miami is leased from an affiliated business entity related under common ownership and management control. The agreement commenced June 11, 2018 and expires May 31, 2038.

The Company leases office and warehouse space in Orlando from an unaffiliated party which began on November 1, 2022 and expires July 1, 2029. The Company also leases warehouse space in Tampa from an unaffiliated party which began on December 1, 2024 and expires November 30, 2029.

The following table summarizes the composition of net lease cost during the years ended December 31:

	Related		Unrelated
	2024	2023	2024	2023

Operating lease cost	$707,745	$707,745	$516,033	$492,977
Short-term lease cost	18,000	18,000	627,586	370,732

Total lease cost	$725,745	$725,745	$1,143,619	$863,709

As of December 31, 2024, leasehold improvements with an unamortized balance in relation to related party lease arrangements are immaterial.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

The following table summarizes other information related to the Company's leases during the years ended December 31:

	2024	2023

Cash paid for amounts included in the measurement of lease obligations Operating cash flows	$1,212,369	$817,820

Right-of-use assets obtained in exchange for new operating lease obligations	$2,416,640	$-

Weighted-average remaining lease term (in years)	9.07	11.44

Weighted-average discount rate	2.08%	1.72%

The following table presents a maturity analysis summary of the Company's operating lease obligations recorded on the balance sheet as of December 31, 2024:

Year	Related	Unrelated

2025	$712,457	$728,190
2026	654,347	731,759
2027	363,799	661,339
2028	361,963	652,711
2029	358,292	464,148
Thereafter	2,984,250	-

Total lease payments	5,435,108	3,238,147
Less discount to present value	544,937	188,866

Total lease obligations	4,890,171	3,049,281
Less current portion	632,058	657,969

Long-term lease obligations	$4,258,113	$2,391,312

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

5.	RELATED PARTY TRANSACTIONS

The Company is related to other business entities under common ownership and control. There are no explicit or contractual guarantees from the Company to any of these related parties to guarantee their debts or to fund working capital short-falls. The Company's maximum exposure to losses from these relationships cannot be quantified.

AKR Industries, Inc.

AKR Industries, Inc. ("AKR") is a corporation affiliated through common ownership. AKR guarantees the Company's revolving line of credit in the amount of $16,500,000. The Company does not guarantee any liabilities of AKR and as such, is not directly responsible to satisfy any liabilities of AKR. The Company's maximum exposure to losses from this relationship cannot be quantified. The assets of AKR consist primarily of cash, receivables, amounts due from affiliates and inventory. In 2024 and 2023, the Company recognized sales to AKR of approximately $34,000 and $114,000, respectively.

Century Metals & Supplies, P.R.

Century Metals & Supplies, P. R. ("PR") is a corporation affiliated through common ownership and ultimate management control formed to conduct similar operations in Puerto Rico. The Company does not guarantee any liabilities of PR and as such, is not directly responsible to satisfy any liabilities of PR. The Company's maximum exposure to losses from this relationship cannot be quantified. The assets of PR consist primarily of cash, receivables, amounts due from affiliates and inventory. In 2024 and 2023, the Company recognized sales to PR of approximately $5,180,000 and $5,200,000, respectively.

GJB Fund I

GJB Fund I ("GJBF") is a corporation affiliated through common ownership and ultimate management control formed to hold land and buildings for rental purposes. GJBF advanced funds in the amount of $400,000 to the Company, which is reported on the balance sheets as due to affiliate. At December 31, 2024 and 2023, the advanced funds amount is unsecured, non-interest bearing, and has no fixed maturity date or formal plan of settlement.

Note Payable to Related Party

Note payable to related party consists of an advance during 2022 bearing interest at 7.00%. The note requires monthly interest-only payments of $2,917, is unsecured, and has no fixed maturity date or formal plan of settlement.

6.	PROFIT SHARING PLAN

The Company sponsors a 401(k) plan covering all employees with at least three months of continuous service and contributes 3% of eligible participants' compensation. The Company contributed to the plan approximately $156,000 and $138,000, respectively, for 2024 and 2023.

■ ■ ■ ■ ■

SUPPLEMENTARY INFORMATION

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

CENTURY METALS & SUPPLIES, INC.

■	Schedules of General and Administrative Expenses

	Year Ended December 31
	2024	2023
Wages	$5,185,699	$5,022,292
Office rent	1,593,807	1,300,090
Insurance	1,096,107	1,125,950
Commissions and fees	1,048,950	544,638
Professional fees	781,221	533,365
Repairs and maintenance	553,379	603,753
Office expense and supplies	399,835	950,920
Payroll taxes	399,434	379,909
Licenses and other taxes	306,099	331,984
Depreciation and amortization	292,346	283,271
Other rentals	275,557	289,364
Credit losses	86,367	391,017
Travel	207,091	153,735
Bank service charges	197,977	224,709
401(k) contribution	155,561	138,449
Utilities	151,340	137,325
Auto	124,156	166,031
Representation costs	112,800	112,800
Advertising	44,018	70,515
Dues and subscriptions	36,435	16,340
Telephone	33,322	39,524
Other	19,427	23,625
Alarm and security	19,058	14,511
Delivery costs	10,030	5,980
Contributions and donations	3,000	4,210
Postage	975	908
Training and seminars	750	4,302

Total	$13,134,741	$12,869,517

See independent auditors' report.